STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

•	THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

•	FIRST: The name of the limited partnership is

RESOURCE REAL ESTATE INVESTORS 6, L.P.

•	SECOND: The address of the registered office in the State of Delaware is:

110 S. POPLAR STREET, SUITE 101 in the city of
WILMINGTON, DE 19801.

The name of Registered Agent as such address is ANDREW M. LUBIN

•	THIRD: The name and mailing address of each general partner is as follows:

RESOURCE CAPITAL PARTNERS, INC.

GENERAL PARTNER

ONE CRESCENT DRIVE, SUITE 203

NAVY YARD CORPORATE CENTER

PHILDELPHIA, PA 19112

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of as of July 26, 2007.

                                            RESOURCE REAL ESTATE INVESTORS 6, L.P.
                                            By:           RESOURCE CAPITAL PARTNERS, INC.
                                              GENERAL PARTNER

                                       By:           /s/ Darshan V. Patel
                                                               Darshan V. Patel
                                                       Chief Legal Officer and Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 7/30/2007
Filed 11:30 AM 7/30/2007
SRV 070867004 – 4398108 FILE